Exhibit 99.1

Gulfport Energy Reports Second Quarter 2025 Financial and Operating Results

OKLAHOMA CITY (August 5, 2025) Gulfport Energy Corporation (NYSE: GPOR) (“Gulfport” or the “Company”) today reported financial and operating results for the three months ended June 30, 2025.

Key Highlights

●	Expanding stock repurchase authorization by 50% to $1.5 billion, which supports the preferred stock redemption and continued common share repurchases

●	Targeting accelerated stockholder returns through the redemption of all outstanding shares of Series A Convertible Preferred Stock

●	Allocating $75 million - $100 million toward discretionary acreage acquisitions, potentially extending inventory runway by more than two years

Second Quarter 2025

●	Delivered total net production of 1,006.3 MMcfe per day, an increase of 8% over first quarter 2025 and includes the impact of approximately 40 MMcfe per day from unplanned third-party midstream outages and constraints

●	Produced total net liquids production of 19.2 MBbl per day, an increase of 26% over first quarter 2025

●	Incurred capital expenditures of $124.2 million

●	Reported $184.5 million of net income and $212.3 million of adjusted EBITDA(1)

●	Generated $231.4 million of net cash provided by operating activities and $64.6 million of adjusted free cash flow(1)

●	Repurchased approximately 338.9 thousand shares for approximately $65.0 million

●	Repurchased approximately 679.6 thousand shares for approximately $125.0 million during the first six months of 2025

●	Completed opportunistic discretionary acreage acquisitions totaling $6.9 million

●	Turned to sales 14 gross wells, including 8 wells in Ohio targeting the Utica, 4 wells in Ohio targeting the Marcellus and 2 wells in the SCOOP

John Reinhart, President and CEO, commented, “We are pleased to announce our plans to allocate $75 million to $100 million towards targeted discretionary acreage acquisition opportunities in the coming months and anticipate this investment will expand our high-quality, low-breakeven inventory by more than two years. This represents the highest level of leasehold investment at Gulfport in over six years, reinforcing our ongoing commitment to organically grow our inventory runway and increase development optionality.”

Reinhart continued, “With robust adjusted free cash flow forecasted and consistent with our ongoing commitment to shareholder returns, we announced the opportunistic redemption of all outstanding shares of preferred stock. This transaction, assuming cash redemption, accelerates common share retirements, simplifies our capital structure and further demonstrates our confidence in the attractive value proposition that Gulfport’s equity represents. To support the redemption of the preferred stock and enable the Company to continue our ongoing repurchase program, we expanded our stock repurchase authorization by 50% to $1.5 billion. Our disciplined and consistent approach to share repurchases over the past four years has delivered value for our shareholders and we remain committed to returning substantially all our adjusted free cash flow, excluding discretionary acreage acquisitions, to shareholders through stock repurchases.”

Reinhart continued, “Production volumes during the quarter increased approximately 8% over the first quarter, reflecting strong well results despite approximately 40 MMcfe per day of unplanned midstream outages and constraints. These midstream impacts included infrastructure disruptions, processing plant outages and involuntary throughput reductions. While the majority of the production impacts have been mitigated, midstream capacity enhancement projects remain ongoing, and as a result, we currently forecast our full year 2025 total net production is trending toward the low end of our guidance range.”

“Offsetting these production constraints, we continue to be pleased with the 2025 well results, highlighted by strong production performance across all five of our development areas. The Kage development, a four-well Utica condensate pad in Harrison County, Ohio, continues to exhibit strong oil performance and under revised managed pressure flowback delivered approximately 65% more oil after 120 days than the nearby Gulfport development. In addition, the Company brought online a four-well Utica wet gas pad during the second quarter, currently producing at levels comparable to our Utica dry gas development on a volume equivalent basis but with enhanced cash flows and economics driven by the associated liquids production. This pad marks the first pad turned to sales as a product of our recent discretionary acreage acquisitions and reinforces the continued development of this high-return, rich gas area of the play for years to come,” concluded Reinhart.

A company presentation to accompany the Gulfport earnings conference call can be accessed by clicking here.

1.	A non-GAAP financial measure. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at www.gulfportenergy.com.

Operational Update

The table below summarizes Gulfport’s operated drilling and completion activity for the second quarter of 2025:

	Quarter Ended June 30, 2025
	Gross	Net	Lateral Length
Spud
Utica & Marcellus	4	4.0	15,100
SCOOP	—	—	—

Drilled
Utica & Marcellus	7	7.0	15,100
SCOOP	—	—	—

Completed
Utica & Marcellus	11	11.0	13,500
SCOOP	—	—	—

Turned-to-Sales
Utica & Marcellus	12	12.0	13,300
SCOOP	2	1.8	11,500

Gulfport’s net daily production for the second quarter of 2025 averaged 1,006.3 MMcfe per day, primarily consisting of 800.6 MMcfe per day in the Utica/Marcellus and 205.7 MMcfe per day in the SCOOP. Gulfport’s net daily production for the second quarter of 2025 was negatively impacted by approximately 40 MMcfe per day due to unplanned third-party midstream outages and constraints. For the second quarter of 2025, Gulfport’s net daily production mix was comprised of approximately 88% natural gas, 7% natural gas liquids (“NGL”) and 5% oil and condensate.

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
Production
Natural gas (Mcf/day)	891,359	972,487
Oil and condensate (Bbl/day)	7,843	2,747
NGL (Bbl/day)	11,313	10,195
Total (Mcfe/day)	1,006,299	1,050,137
Average Prices
Natural Gas:
Average price without the impact of derivatives ($/Mcf)	$2.97	$1.63
Impact from settled derivatives ($/Mcf)	$0.22	$1.03
Average price, including settled derivatives ($/Mcf)	$3.19	$2.66
Oil and condensate:
Average price without the impact of derivatives ($/Bbl)	$58.20	$76.51
Impact from settled derivatives ($/Bbl)	$3.38	$(1.08)
Average price, including settled derivatives ($/Bbl)	$61.58	$75.43
NGL:
Average price without the impact of derivatives ($/Bbl)	$27.91	$28.18
Impact from settled derivatives ($/Bbl)	$(0.26)	$(0.25)
Average price, including settled derivatives ($/Bbl)	$27.65	$27.93
Total:
Average price without the impact of derivatives ($/Mcfe)	$3.40	$1.99
Impact from settled derivatives ($/Mcfe)	$0.21	$0.94
Average price, including settled derivatives ($/Mcfe)	$3.61	$2.93
Selected operating metrics
Lease operating expenses ($/Mcfe)	$0.19	$0.17
Taxes other than income ($/Mcfe)	$0.08	$0.07
Transportation, gathering, processing and compression expense ($/Mcfe)	$0.94	$0.91
Recurring cash general and administrative expenses ($/Mcfe) (non-GAAP)	$0.13	$0.12
Interest expenses ($/Mcfe)	$0.15	$0.16

Capital Investment

Capital investment was $124.2 million (on an incurred basis) for the second quarter of 2025, of which $118.2 million related to operated drilling and completion activity and $6.0 million related to maintenance leasehold and land investment. In addition, Gulfport invested approximately $6.9 million in discretionary acreage acquisitions and incurred approximately $0.3 million related to non-operated drilling and completion activities.

For the six-month period ended June 30, 2025, capital investment was $284.0 million (on an incurred basis), of which $266.7 million related to operated drilling and completion activity and $17.2 million to maintenance leasehold and land investment. In addition, Gulfport invested approximately $6.9 million in discretionary acreage acquisitions and incurred approximately $1.5 million related to non-operated drilling and completion activities.

Expanded Stock Repurchase Program

Gulfport’s board of directors recently expanded the Company’s stock repurchase program and Gulfport is now authorized to repurchase up to $1.5 billion of its outstanding stock (including the redemption of its preferred stock) through December 31, 2026.

Gulfport repurchased approximately 338.9 thousand shares of common stock at a weighted-average price of $191.80 during the second quarter of 2025, totaling approximately $65.0 million. As of June 30, 2025, the Company had repurchased approximately 6.2 million shares of common stock at a weighted-average share price of $113.48 since the program initiated in March 2022, totaling approximately $709.1 million in aggregate. The Company currently has approximately $790.9 million of remaining capacity under the expanded stock repurchase program. Any cash redemption of our outstanding preferred stock will reduce capacity under the stock repurchase program.

Preferred Stock Redemption Notice

Gulfport today announced that it will exercise its right to redeem all of its Series A Convertible Preferred Stock (the “Preferred Stock”) for cash. The optional redemption will be effective on September 5, 2025, (the “Redemption Date”), with respect to any shares of the Preferred Stock that have not been converted prior to the Redemption Date and remain outstanding at that date. As of the close of business on August 4, 2025, there were 31,356 shares of Preferred Stock outstanding.

Holders of the Preferred Stock should refer to Gulfport’s Amended and Restated Certificate of Incorporation, specifically Exhibit A, for details regarding the optional redemption and conversion rights. Prior to the Redemption Date, holders may exercise their conversion rights by submitting the required notice via e-mail to preferredconversion@gulfportenergy.com. The total cash amount payable by Gulfport in connection with the redemption will vary depending on the number of shares of Preferred Stock converted prior to the Redemption Date and the price of Gulfport’s common stock.

The redemption agent will be Computershare (“Computershare”). Holders can inquire about the redemption of the Preferred Stock by contacting Computershare by telephone at 781-575-2765 (toll free at 1-800-546-5141).

Financial Position and Liquidity

As of June 30, 2025, Gulfport had approximately $3.8 million of cash and cash equivalents, $55.0 million of borrowings under its revolving credit facility, $63.9 million of letters of credit outstanding and $650.0 million of outstanding 2029 senior notes.

Gulfport’s liquidity at June 30, 2025, totaled approximately $884.9 million, comprised of the $3.8 million of cash and cash equivalents and approximately $881.1 million of available borrowing capacity under its credit facility.

Derivatives

Gulfport enters into commodity derivative contracts on a portion of its expected future production volumes to mitigate the Company’s exposure to commodity price fluctuations. For details, please refer to the “Derivatives” section provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

Second Quarter 2025 Conference Call

Gulfport will host a teleconference and webcast to discuss its second quarter of 2025 results beginning at 9:00 a.m. ET (8:00 a.m. CT) on Wednesday, August 6, 2025.

The conference call can be heard live through a link on the Gulfport website, www.gulfportenergy.com. In addition, you may participate in the conference call by dialing 866-373-3408 domestically or 412-902-1039 internationally. A replay of the conference call will be available on the Gulfport website and a telephone audio replay will be available from August 6, 2025 to August 20, 2025, by calling 877-660-6853 domestically or 201-612-7415 internationally and then entering the replay passcode 13754847.

Financial Statements and Guidance Documents

Second quarter of 2025 earnings results and supplemental information regarding quarterly data such as production volumes, pricing, financial statements and non-GAAP reconciliations are available on our website at ir.gulfportenergy.com.

Non-GAAP Disclosures

This news release includes non-GAAP financial measures. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on our website at ir.gulfportenergy.com.

About Gulfport

Gulfport is an independent natural gas-weighted exploration and production company focused on the exploration, acquisition and production of natural gas, crude oil and NGL in the United States with primary focus in the Appalachia and Anadarko basins. Our principal properties are located in eastern Ohio targeting the Utica and Marcellus formations and in central Oklahoma targeting the SCOOP Woodford and SCOOP Springer formations.

Forward Looking Statements

This press release includes “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including the expected impact of U.S. trade policy and its impact on broader economic conditions, the war in Ukraine and the conflict in the Middle East on our business, our industry and the global economy, estimated future production and net revenues from oil and gas reserves and the present value thereof, future capital expenditures (including the amount and nature thereof), share repurchases, business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of our business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. Gulfport believes the expectations and forecasts reflected in the forward-looking statements are reasonable, Gulfport can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under “Risk Factors” in Item 1A of Gulfport’s annual report on Form 10-K for the year ended December 31, 2024 and any updates to those factors set forth in Gulfport’s subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at https://www.gulfportenergy.com/investors/sec-filings). Gulfport undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Investors should note that Gulfport announces financial information in SEC filings, press releases and public conference calls.  Gulfport may use the Investors section of its website (www.gulfportenergy.com) to communicate with investors.  It is possible that the financial and other information posted there could be deemed to be material information.  The information on Gulfport’s website is not part of this filing.

Investor Contact:

Jessica Antle – Vice President, Investor Relations

jantle@gulfportenergy.com

405-252-4550